Exhibit 99.2

                         COACTIVE MARKETING GROUP, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of CoActive Marketing Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 (the "Report"), I, Donald A. Bernard, Executive Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                /s/ DONALD A. BERNARD
                                                --------------------------------
                                                Donald A. Bernard
                                                Executive Vice President, Chief
                                                Financial Officer and Secretary

                                                October 30, 2002